Exhibit 99.2

Boise Inc.

Quarterly Statistical Information

	2010
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD
Paper
Commodity UFS Volume (short tons)	203,003	196,570			399,573
Premium and Specialty UFS Volume (short tons)	108,815	115,316			224,131
Market Pulp Volume (short tons)	18,558	13,382			31,940
Medium Volume (short tons)	31,823	31,390			63,213
Commodity UFS Mill Net Sales Price ($/short ton)	$899	$934			$916
Premium and Specialty UFS Mill Net Sales Price ($/short ton)	$1,020	$1,030			$1,025
Market Pulp Mill Net Sales Price ($/short ton)	$496	$605			$542
Medium Mill Net Sales Price ($/short ton)	$408	$460			$434
Depreciation & Amortization (000)	$21,469	$21,698			$43,167
Capital Spending (000)	$9,917	$15,397			$25,314

Packaging
Linerboard Sales Volume (short tons)	138,561	157,236			295,797
Segment Linerboard Sales Volume (short tons)	61,878	53,950			115,828
Corrugated Containers and Sheets Sales Volume (mmsf)	1,616	1,686			3,302
Newsprint Sales Volume (short tons)	53,572	59,071			112,643
Linerboard Mill Net Sales Price ($/short ton)	$364	$427			$397
Segment Linerboard Mill Net Sales Price ($/short ton)	$296	$340			$317
Corrugated Containers and Sheets Net Sales Price ($/msf)	$53	$56			$55
Newsprint Mill Net Sales Price ($/short ton)	$442	$474			$459
Depreciation & Amortization (000)	$9,696	$9,579			$19,275
Capital Spending (000)	$3,372	$5,923			$9,295

Total Company
EBITDA (000) (a)	$29,261	$70,070			$99,331
EBITDA Excluding Special Items (000) (a)	$54,916	$66,951			$121,867
Net Income (Loss) Per Share: Basic	$(0.16)	$0.17			$0.01
Net Income (Loss) Per Share: Diluted	$(0.16)	$0.16			$0.01

(a)	Reconciliation of net income (loss) (a GAAP measure) to EBITDA and EBITDA to EBITDA excluding special items are provided as an appendix.

Boise Inc.

Quarterly Statistical Information

	2009
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD
Paper
Commodity UFS Volume (short tons)	205,770	209,022	220,115	208,713	843,620
Premium and Specialty UFS Volume (short tons)	97,399	105,570	104,761	99,866	407,596
Market Pulp Volume (short tons)	6,386	11,461	18,851	21,513	58,211
Medium Volume (short tons)	30,120	30,440	34,558	31,382	126,500
Commodity UFS Mill Net Sales Price ($/short ton)	$949	$924	$908	$904	$921
Premium and Specialty UFS Mill Net Sales Price ($/short ton)	$1,050	$1,026	$1,010	$1,000	$1,021
Market Pulp Mill Net Sales Price ($/short ton)	$383	$357	$412	$495	$429
Medium Mill Net Sales Price ($/short ton)	$469	$429	$403	$376	$418
Depreciation & Amortization (000)	$21,346	$21,099	$21,171	$21,524	$85,140
Capital Spending (000)	$9,091	$11,259	$14,557	$16,143	$51,050

Packaging
Linerboard Sales Volume (short tons)	109,701	134,037	148,727	149,658	542,123
Segment Linerboard Sales Volume (short tons)	38,202	54,212	76,511	83,756	252,681
Corrugated Containers and Sheets Sales Volume (mmsf)	1,418	1,444	1,553	1,548	5,963
Newsprint Sales Volume (short tons)	60,120	28,190	52,463	58,085	198,858
Linerboard Mill Net Sales Price ($/short ton)	$427	$383	$340	$333	$366
Segment Linerboard Mill Net Sales Price ($/short ton)	$352	$302	$284	$293	$301
Corrugated Containers and Sheets Net Sales Price ($/msf)	$60	$59	$58	$54	$58
Newsprint Mill Net Sales Price ($/short ton)	$588	$434	$378	$411	$459
Depreciation & Amortization (000)	$9,656	$10,778	$10,676	$11,122	$42,232
Capital Spending (000)	$7,403	$6,465	$2,597	$6,622	$23,087

Total Company
EBITDA (000) (a)	$52,723	$130,633	$127,989	$84,335	$395,680
EBITDA Excluding Special Items (000) (a)	$58,562	$52,961	$66,195	$54,385	$232,103
Net Income (Loss) Per Share: Basic	$(0.01)	$0.65	$0.61	$0.70	$1.96
Net Income (Loss) Per Share: Diluted	$(0.01)	$0.60	$0.57	$0.66	$1.85

(a)	Reconciliation of net income (loss) (a GAAP measure) to EBITDA and EBITDA to EBITDA excluding special items are provided as an appendix.

Prior years’ information is available on our website at www.BoiseInc.com.

Appendix

Other Financial Measures

(dollars in thousands)

EBITDA represents income (loss) before interest (change in fair value of interest rate derivatives, interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income (loss) to EBITDA by quarter and year to date for 2010:

	2010
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD

Net income (loss)	$(12,685)	$13,310			$625
Change in fair value of interest rate derivatives	29	13			42
Interest expense	16,445	16,165			32,610
Interest income	(37)	(61)			(98)
Income tax provision (benefit)	(6,622)	8,376			1,754
Depreciation, amortization, and depletion	32,131	32,267			64,398

EBITDA	$29,261	$70,070			$99,331

The following table reconciles EBITDA to EBITDA excluding special items by quarter and year to date for 2010:

	2010
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD

EBITDA	$29,261	$70,070			$99,331
St. Helens mill restructuring	128	(434)			(306)
Change in fair value of energy hedges	3,330	(2,713)			617
Loss on extinguishment of debt	22,197	28			22,225

EBITDA excluding special items	$54,916	$66,951			$121,867

EBITDA represents income (loss) before interest (change in fair value of interest rate derivatives, interest expense and interest income), income taxes, depreciation, amortization, and depletion. The following table reconciles net income (loss) to EBITDA by quarter and for the year ended December 31, 2009:

	2009
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD

Net income (loss)	$(916)	$50,883	$48,155	$55,720	$153,842
Change in fair value of interest rate derivatives	132	(627)	(125)	52	(568)
Interest expense	22,154	21,389	21,436	18,284	83,263
Interest income	(54)	(91)	(130)	(92)	(367)
Income tax provision (benefit)	(565)	26,187	25,737	(23,349)	28,010
Depreciation, amortization, and depletion	31,972	32,892	32,916	33,720	131,500

EBITDA	$52,723	$130,633	$127,989	$84,335	$395,680

The following table reconciles EBITDA to EBITDA excluding special items by quarter and for the year ended December 31, 2009:

	2009
	Boise Inc.
	Q1	Q2	Q3	Q4	YTD

EBITDA	$52,723	$130,633	$127,989	$84,335	$395,680
St. Helens mill restructuring	3,648	1,133	1,402	(378)	5,805
Change in fair value of energy hedges	2,191	(3,468)	(3,624)	(976)	(5,877)
Alternative fuel mixture credits	—	(75,337)	(59,572)	(72,698)	(207,607)
Loss on extinguishment of debt	—	—	—	44,102	44,102

EBITDA excluding special items	$58,562	$52,961	$66,195	$54,385	$232,103

The following tables reconcile total debt to net total debt by quarter for 2010 and 2009:

	2010
	Q1	Q2	Q3	Q4
Short-term borrowings	$—	$3,536
Current portion of long-term debt	16,663	29,163
Long-term debt, less current portion	775,581	763,081

Total debt	792,244	795,780
Less cash and cash equivalents and short-term investments	(98,300)	(138,668)

Net total debt	$693,944	$657,112

	2009
	Q1	Q2	Q3	Q4

Current portion of long-term debt	$7,479	$14,890	$22,235	$30,711
Long-term debt, less current portion	967,340	939,929	932,517	785,216
Notes payable	69,229	71,955	74,788	—

Total debt	1,044,048	1,026,774	1,029,540	815,927
Less cash and cash equivalents and short-term investments	(27,510)	(125,108)	(247,614)	(79,416)

Net total debt	$1,016,538	$901,666	$781,926	$736,511